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                                                                     EXHIBIT 5.1


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STATS ChipPAC Ltd.
10 Ang Mo Kio Street 65
#05-17/20 TechPoint
Singapore 569059


     Re: REGISTRATION STATEMENT ON FORM F-4; UP TO $150,000,000 AGGREGATE PRINCIPAL AMOUNT OF 7.5% SENIOR NOTES DUE 2010 OF STATS CHIPPAC LTD.

Ladies and Gentlemen:

          We have acted as special United States counsel to you in connection with the proposed issuance by STATS ChipPAC Ltd., a company incorporated with limited liability under the laws of Singapore (the "COMPANY"), of up to $150,000,000 aggregate principal amount of 7.5% Senior Notes due 2010 (the "SECURITIES") and the guarantees of the Securities (the "GUARANTEES") by STATS ChipPAC, Inc., a Delaware corporation, and STATS ChipPAC Test Services, Inc., a Delaware corporation (collectively the "DELAWARE GUARANTORS"), and STATS Holdings Limited, a corporation organized under the laws of the British Virgin Islands, STATS ChipPAC (Barbados) Ltd., a corporation organized under the laws of Barbados, ChipPAC International Company Limited, a corporation organized under the laws of the British Virgin Islands, STATS ChipPAC (BVI) Limited, a corporation organized under the laws of the British Virgin Islands, ChipPAC Luxembourg S.a.R.L., a corporation organized under the laws of Luxembourg, ChipPAC Liquidity Management Hungary Limited Liability Company, a corporation organized under the laws of Hungary, and STATS ChipPAC Malaysia Sdn. Bhd., a corporation organized under the laws of Malaysia (together with the Delaware Guarantors, the "GUARANTORS"), under the indenture, dated as of July 19, 2005 (the "INDENTURE"), between the Company and U.S. Bank National Association, as trustee (the "TRUSTEE"), and the subsidiary guarantee agreement, dated as of July 19, 2005 (the "SUBSIDIARY GUARANTEE AGREEMENT"), among the Company, the Guarantors and the Trustee, and pursuant to a registration statement on Form F-4 under the Securities Act of 1933, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") on the date hereof (the "REGISTRATION STATEMENT"). The Securities and the Guarantees will be issued in exchange for the Company's outstanding 7.5% Senior Notes due 2010 (the "OLD SECURITIES"), and the guarantees thereof, on the terms set forth in the prospectus contained in the Registration Statement (the "PROSPECTUS") and the letter of transmittal filed as an exhibit to the Registration Statement. The Indenture, the Securities, the Subsidiary Guarantee Agreement and the Guarantees are collectively referred to as the "OPERATIVE DOCUMENTS." This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to

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any matter pertaining to the contents of the Registration Statement or
Prospectus, other than as to the enforceability of the Securities and Guarantees.

          As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

          We are opining herein as to the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of: Singapore are addressed in the opinion of Allen & Gledhill; the British Virgin Islands are addressed in the opinion of Harney Westwood & Riegels; Barbados are addressed in the opinion of Chancery Chambers; Luxembourg are addressed in the opinion of Bonn Schmitt Steichen; Hungary are addressed in the opinion of Dr. Benyi E. Laszlo Law Firm; and Malaysia are addressed in the opinion of Azim, Tunku Farik & Wong. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1. When the Securities have been duly executed, issued, authenticated and delivered by or on behalf of the Company against the due tender and delivery to the Trustee of the Old Securities in an aggregate principal amount equal to the aggregate principal amount of the Securities in the manner contemplated by the Registration Statement and in accordance with the Indenture, the Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2. The Guarantee of each Delaware Guarantor has been duly authorized by all necessary corporate action of such Delaware Guarantor, and when the notation of Guarantees to be endorsed on the Securities have been duly executed in accordance with the terms of the Subsidiary Guarantee Agreement and upon due execution, issue, authentication and delivery of the Securities against the due tender and delivery to the Trustee of the Old Securities in an aggregate principal amount equal to the aggregate principal amount of the Securities in the manner contemplated by the Registration Statement and in accordance with the Indenture, the Guarantees will be legally valid and binding obligations of the respective Guarantors, enforceable against them in accordance with their terms.

          The opinions rendered above relating to the enforceability of the Securities and the Guarantees, respectively, is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and

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the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of (a) the waiver of rights or defenses contained in Section 4.06 of the Indenture, (b) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (c) consents to, or restrictions upon, judicial relief or, except for provisions by which a party agrees to submit to the jurisdiction of New York courts in respect of any action or proceeding arising out of or relating to the Operative Documents, jurisdiction or venue or (d) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies.

          With your consent, we have assumed that (a) each of the Operative Documents has been duly authorized by all necessary corporate action of each of the parties thereto other than the Delaware Guarantors; (b) each of the Indenture and the Subsidiary Guarantee Agreement has been duly executed and delivered by each of the parties thereto other than the Company and the Guarantors under New York law; (c) the Operative Documents constitute the legally valid and binding obligations of each of the parties thereto other than the Company and the Guarantors under New York law; and (d) the status of the Operative Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

          This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your submitting this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                          Very truly yours,

                                          /s/ Latham & Watkins LLP